Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350, as adopted), Michael S. Exton, Ph.D., Principal Executive Officer of Lexicon Pharmaceuticals, Inc. (“Lexicon”), and Scott M. Coiante, Principal Financial Officer of Lexicon, each hereby certify that:

1.
Lexicon's Annual Report on Form 10-K for the year ended December 31, 2025, and to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Lexicon.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the March 5, 2026.

By:	/s/ Michael S. Exton
Michael S. Exton, Ph.D. Chief Executive Officer

By:	/s/ Scott M. Coiante
Scott M. Coiante Senior Vice President and Chief Financial Officer